THE COOPER COMPANIES, INC.
2023 LONG-TERM INCENTIVE PLAN
STOCK OPTION GRANT NOTICE
The Cooper Companies, Inc., a Delaware corporation (the “Company”), pursuant to its 2023 Long-Term Incentive Plan, as may be amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”), an option to purchase the number of shares of Common Stock (the “Shares”) set forth below (the “Option”). The Option is subject to all of the terms and conditions set forth in this Stock Option Grant Notice (“Grant Notice”), as well as in the Plan and the Stock Option Agreement attached hereto as Exhibit A, including any additional provisions for Participant’s country of residence, if any, set forth in the Appendix for Participant’s country (the “Country Provisions,” and collectively, the “Agreement”), each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice, the Country Provisions and the Stock Option Agreement.

Participant:	[____________]
Grant Date:	[____________]
Vesting Commencement Date:	[____________]
Exercise Price per Share:	$[___________]
Total Number of Shares Subject to the Option:	[____________]
Expiration Date:	[____________]
Vesting Schedule:	The Option will vest in accordance with the following schedule: [____________]
Type of Option:      Incentive Stock Option Non-Qualified Stock Option
If the Company uses an electronic capitalization table system (such as Shareworks, Carta, or Equity Edge) and the fields in the this Grant Notice are blank or the information is otherwise provided in a different format electronically, the blank fields and other information will be deemed to come from the electronic capitalization system and is considered part of the Option and the Agreement. In addition, the Company’s signature below shall be deemed to have occurred by the Company’s input of the Option in such electronic capitalization table system and Participant’s signature below shall be deemed to have occurred by Participant’s online acceptance of the Option through such electronic capitalization table system, including any acceptance through a prior electronic capitalization system.
By Participant’s acceptance of the Option through the online acceptance procedure established by the Company, or by Participant’s signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan and the Agreement (including this Grant Notice). Participant has reviewed the Plan and the Agreement (including this Grant Notice) in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan and the Agreement (including this Grant Notice). Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan and the Agreement (including this Grant Notice).
The Cooper Companies, Inc.
STOCK OPTION GRANT NOTICE

THE COOPER COMPANIES, INC.:	PARTICIPANT:
By:	By:
Print Name:	Print Name:
Title:
Address:	Address:

The Cooper Companies, Inc.
STOCK OPTION GRANT NOTICE

EXHIBIT A
TO STOCK OPTION GRANT NOTICE

STOCK OPTION AGREEMENT
Pursuant to the Stock Option Grant Notice (the “Grant Notice”) to which this Stock Option Agreement, including any additional non-U.S. and country-specific terms and conditions set forth in any appendices attached hereto (this “Agreement”) is attached, The Cooper Companies, Inc., a Delaware corporation (the “Company”), has granted to Participant an Option under the Company’s 2023 Long-Term Incentive Plan, as may be amended from time to time (the “Plan”), to purchase the number of Shares indicated in the Grant Notice.
ARTICLE I.
GENERAL
1.1Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.
1.2Incorporation of Terms of Plan. The Option is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. If the Country Provisions apply to Participant, in the event of a conflict between the terms of this Agreement, the Grant Notice and the Country Provisions, the terms of the Country Provisions shall control.
ARTICLE II.
GRANT OF OPTION
1.1Grant of Option. Effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to Participant the Option to purchase any part or all of an aggregate of the number of Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Plan, this Agreement, and the Country Provisions (if applicable), subject to adjustments as provided in Section 12.2 of the Plan. Unless designated as a Non-Qualified Stock Option in the Grant Notice, the Option shall be an Incentive Stock Option to the maximum extent permitted by law.
1.2Exercise Price. The exercise price of the Shares subject to the Option shall be as set forth in the Grant Notice, without commission or other charge; provided, however, that the exercise price per share of the Shares subject to the Option shall not be less than 100% of the Fair Market Value of a Share on the Grant Date. Notwithstanding the foregoing, if the Option is designated as an Incentive Stock Option and Participant is a Greater Than 10% Stockholder as of the Grant Date, the exercise price per share of the Shares subject to the Option shall not be less than 110% of the Fair Market Value of a Share on the Grant Date.
ARTICLE III.
PERIOD OF EXERCISABILITY
1.1Commencement of Exercisability.
(a)Subject to this Section 3.1 and Sections 3.2, 3.3, 5.13 and 5.20 hereof, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.
(b)No portion of the Option which has not become vested and exercisable at the date of Participant’s Termination of Service shall thereafter become vested and exercisable, except as may be otherwise provided by the Administrator or as set forth in a written agreement between the Company (or any Subsidiary that is the employer of Participant) and Participant.
(c)Notwithstanding Section 3.1(a) hereof and the Grant Notice, but subject to Section 3.1(b) hereof, in the event of a Change in Control, the Option shall be treated pursuant to Section 12.2 of the Plan.
1.2Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3 hereof.
1.3Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:
(a)The Expiration Date set forth in the Grant Notice, which shall in no event be more than ten years from the Grant Date;
(b)If the Option is designated as an Incentive Stock Option and Participant, at the time the Option was granted, was a Greater Than 10% Stockholder, the expiration of five years from the Grant Date;
(c)The expiration of three months from the date of Participant’s Termination of Service, unless such termination occurs by reason of Participant’s death, Disability, Retirement or Cause;
(d)The expiration of one year from the date of Participant’s Termination of Service by reason of Participant’s death;
(e)The expiration of three years from Participant’s Termination of Service by reason of Participant’s Disability or Retirement; provided, that if during such three-year period, Participant owns more than five percent (5%) of the shares of outstanding common stock of a competitor of the Company or provides services to such competitor, whether directly or indirectly as an employee, contractor, consultant, director, partner, member, or otherwise, then the Option shall be forfeited and shall terminate and no longer be exercisable. For this purpose, a “competitor” of the Company shall mean any entity, trade or business that provides similar products or services as those provided by the Company and in the same markets as those provided by the Company at the time of Participant’s Termination of Service and/or in which the Company had plans to provide products or services at the time of Participant’s Termination of Service. In the event that Participant dies during the period in which the Option remains exercisable under this Section 3.3(e) after Participant’s Termination of Service, the Option may be exercised for a period of one (1) year after the date of Participant’s death; or
(f)Participant’s Termination of Service for Cause.
1.4Termination of Service.
(a)Notwithstanding any contrary provision of this Agreement or the Plan, except as otherwise provided by the Administrator, upon Participant’s Termination of Service for any or no reason (and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed), any portion of the Option that has not vested and become exercisable prior to or in connection with such Termination of Service shall automatically be forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration by the Company, and Participant, or Participant’s beneficiary or personal representative, as the case may be, shall have no further rights under this Agreement. No portion of the Option that has not become vested as of the date on which Participant incurs a Termination of Service shall thereafter become vested, except as may otherwise be provided by the Administrator or as set forth in a written agreement between the Company (or any Subsidiary that is the employer of Participant) and Participant.

(b)For purposes of the Option, Participant’s Termination of Service will be considered to occur on the date Participant is no longer actively providing services to the Company or any Subsidiary, and unless otherwise expressly provided in this Agreement or determined by the Administrator, Participant’s right to vest in the Option under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed). The Company shall have the discretion to determine when Participant is no longer actively providing services for purposes of Participant’s Option (including whether Participant may still be considered to be providing services while on a leave of absence).
1.5Special Tax Consequences. Participant acknowledges that, to the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Stock Options, including the Option (if applicable), are exercisable for the first time by Participant in any calendar year exceeds $100,000, the Option and such other options shall be Non-Qualified Stock Options to the extent necessary to comply with the limitations imposed by Section 422(d) of the Code. Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking the Option and other “incentive stock options” into account in the order in which they were granted, as determined under Section 422(d) of the Code and the Treasury Regulations thereunder. Participant also acknowledges that an Incentive Stock Option exercised more than three months after Participant’s termination of employment with the Company and its Subsidiaries, other than by reason of death or Disability, will be taxed as a Non-Qualified Stock Option.
1.6Taxes.
(a)Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”), the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount (if any) actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting, exercise or settlement of the Option, the subsequent sale or disposal of Shares and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant of the Option or any aspect of the Option to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)Tax Withholding. Prior to any relevant taxable or tax withholding event, as applicable, Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to withhold any and all Tax-Related Items by one or a combination of the following: (i) deducting an amount sufficient to satisfy such withholding obligation from any payment of any kind otherwise due to Participant; (ii) accepting a payment from Participant in cash, by wire transfer of immediately available funds, or by check made payable to the order of the Company or a Subsidiary, as applicable; (iii) accepting the delivery of Shares, including Shares delivered by attestation; (iv) retaining Shares from settlement of the Option; (v) if there is a public market for Shares at the time the withholding obligation for Tax-Related Items is to be satisfied, selling Shares issued pursuant to the Option, either voluntarily by Participant or mandatorily by the Company; (vi) accepting delivery of a promissory note or any other lawful consideration; and/or (vii) any other method of withholding determined by the Company and to the extent required by Applicable Law or the Plan, approved by the Administrator.
(c)Withholding Rates. The Company may withhold or account for Tax-Related Items by considering statutory or other withholding rates, including minimum or maximum rates applicable in Participant’s jurisdiction(s). In the event of over-withholding, Participant may be able to receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Common Stock), or if not refunded, Participant may be able to seek a refund from the local tax authorities. In the event of under-

withholding, Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Employer. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant will be deemed to have been issued the full number of Shares subject to the Option, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items.
(d)Company’s Obligation to Deliver Shares. The Company shall not be obligated to deliver any Shares to Participant or Participant’s legal representative unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all Tax-Related Items applicable to the taxable income of Participant resulting from the grant, vesting or exercise of the Option or the issuance of Shares.
ARTICLE IV.
EXERCISE OF OPTION
1.1Person Eligible to Exercise. Except as provided in Section 5.3 hereof, during the lifetime of Participant, only Participant may exercise the Option or any portion thereof, unless it has been disposed of pursuant to a DRO. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 hereof, be exercised by the deceased Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.
1.2Exercise.
(a)Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3 hereof. However, the Option shall not be exercisable with respect to fractional Shares.
(b)Except as otherwise provided in the Appendix or as determined by the Administrator, the Option may be exercised automatically on the Automatic Exercise Date in accordance with Section 6.3 of the Plan.
1.3Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other person or entity designated by the Company; for the avoidance of doubt, delivery shall include electronic delivery), during regular business hours, of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3 hereof:
(a)An exercise notice in a form specified by the Administrator, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator. The notice shall be signed by Participant or other person then entitled to exercise the Option or such portion of the Option;
(b)The receipt by the Company of full payment for the Shares with respect to which the Option or portion thereof is exercised, including payment of any applicable Tax-Related Items, which shall be made by deduction from other compensation payable to Participant or in such other form of consideration permitted under Section 4.4 hereof that is acceptable to the Company;
(c)Any other written representations or documents as may be required in the Administrator’s sole discretion to evidence compliance with the Securities Act, the Exchange Act or any other Applicable Law; and
(d)In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 hereof by any person or persons other than Participant, appropriate proof of the right of such person or persons to exercise the Option.

Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.
1.4Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of Participant:
(a)Cash or check;
(b)With the consent of the Administrator, surrender of Shares (including, without limitation, Shares otherwise issuable upon exercise of the Option) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; or
(c)Other legal consideration acceptable to the Administrator (including, without limitation, through the delivery of a notice that Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company at such time as may be required by the Company, but in any event not later than the settlement of such sale).
1.5Conditions to Issuance of Shares. The Shares deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the conditions in Section 10.4 of the Plan and the following conditions:
(a)The admission of such Shares to listing on all stock exchanges on which such Shares are then listed;
(b)The completion of any registration or other qualification of such Shares under any U.S. or non-U.S. state or federal law or under rulings or regulations of the U.S. Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;
(c)The obtaining of any approval or other clearance from any U.S. or non-U.S. state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;
(d)The receipt by the Company of full payment for such Shares, including payment of any applicable Tax-Related Items, which may be in one or more of the forms of consideration permitted under Section 4.4 hereof; and
(e)The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience.
1.6Participant’s Representations. If the Shares issuable hereunder have not been registered under the Securities Act or any applicable state laws on an effective registration statement at the time of exercise, Participant shall, if required by the Company, concurrently with such exercise, make such written representations as are deemed necessary or appropriate by the Company or its counsel.
1.7Rights as Stockholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of any Shares purchasable upon the exercise of any part of the Option unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12.2 of the Plan.
ARTICLE V.
OTHER PROVISIONS
1.1Nature of Grant. By accepting the Option, Participant acknowledges, understands, and agrees that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)the grant of the Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;
(c)all decisions with respect to future option or other grants, if any, will be at the sole discretion of the Company;
(d)Participant is voluntarily participating in the Plan;
(e)the Option and any Shares acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation;
(f)the Option and any Shares acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation for any purposes, including for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments;
(g)the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;
(h)if the underlying Shares do not increase in value, the Option will have no value;
(i)if Participant exercises the Option and acquires Shares, the value of such Shares may increase or decrease, even below the exercise price;
(j)no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from Participant’s Termination of Service (for any reason whatsoever, whether or not later found to be invalid or in breach of Applicable Laws in the jurisdiction where Participant is providing service or the terms of Participant’s employment or other service agreement, if any);
(k)unless otherwise agreed with the Company, the Option and the Shares subject to the Option, and the income from and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a Subsidiary or other affiliate of the Company;
(l)unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

(m)neither the Company, the Employer nor any other Subsidiary or other affiliate of the Company shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the U.S. dollar that may affect the value of the Option or of any amounts due to Participant pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise.
1.2Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Option.
1.3Whole Shares. The Option may only be exercised for whole Shares.
1.4Transferability. The Option shall be subject to the restrictions on transferability set forth in Section 10.3 of the Plan.
1.5Tax Consultation. Participant understands that Participant may suffer adverse tax consequences in connection with the Option granted pursuant to this Agreement (and the Shares issuable with respect thereto). The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendation regarding Participant’s participation in the Plan or the Agreement or any receipt of the Option or sale of Shares acquired upon settlement of the Option. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the Option and the issuance of Shares with respect thereto and that Participant is not relying on the Company for any tax advice.
1.6Binding Agreement. Subject to the limitation on the transferability of the Option contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
1.7Adjustments Upon Specified Events. The Administrator may accelerate the vesting of the Option in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and Section 12.2 of the Plan.
1.8Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 5.8, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to Participant shall, if Participant is then deceased, be given to the person entitled to exercise Participant’s Option pursuant to Section 4.1 hereof by written notice under this Section 5.8. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service or comparable non-U.S. postal service.
1.9Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the Option awarded under the Plan or future Option that may be awarded under the Plan by electronic means or require Participant to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the
Company or a third party designated by the Company.
1.10Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

1.11Governing Law and Venue. Except as required by Delaware corporate law, the laws of the State of California shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws. By entering into this Agreement, Participant irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of California and of the United States of America, in each case located in the State of California, for any action arising out of or relating to this Agreement and the Plan (and agrees not to commence any litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the address contained in the records of the Company shall be effective service of process for any litigation brought against it in any such court. By entering into this Agreement, Participant irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of the Plan or this Agreement in the courts of the State of California or the United States of America, in each case located in the State of California, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum. By entering into this Agreement, Participant irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any litigation arising out of or relating to the Plan or this Agreement.
1.12Conformity to Applicable Law. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any other Applicable Law. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such Applicable Law.
1.13Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material way without the prior written consent of Participant, unless such action is necessary to ensure or facilitate compliance with Applicable Law, as determined by the Administrator.
1.14Successors and Assigns. The Company may assign any of its rights and delegate any of its obligations under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 5.4 hereof, this Agreement shall be binding upon Participant and Participant’s heirs, executors, administrators, successors and assigns.
1.15Notification of Disposition. If this Option is designated as an Incentive Stock Option, Participant shall give prompt notice to the Company of any disposition or other transfer of any Shares acquired under this Agreement if such disposition or transfer is made (a) within two years from the Grant Date with respect to such Shares or (b) within one year after the transfer of such Shares to Participant. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Participant in such disposition or other transfer.
1.16Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, then the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
1.17Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall (i) be interpreted as forming or amending an employment or service contract, (ii) confer upon Participant any right to commence or continue to serve as an Employee, Consultant or other service provider of the Company or any of its Subsidiaries or (iii) interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise by Applicable Law or in a written agreement between the Company or a Subsidiary (as applicable) and Participant.
1.18Entire Agreement. The Plan, the Grant Notice and this Agreement (including the Country Provisions) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, provided that the Option shall be subject to any accelerated vesting provisions in any written agreement between Participant and the Company (or any Subsidiary that is the employer of Participant) or a Company plan pursuant to which Participant is eligible to participate, in each case, in accordance with the terms therein.
1.19Waiver. Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.
1.20Section 409A. The Option is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A. However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that the Option (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for the Option either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
1.21Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company and its Subsidiaries with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the Option, as and when exercised pursuant to the terms hereof.
1.22Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, such provision shall be severed from this Agreement and the remainder of the Agreement shall continue in full force and effect.
1.23Country-Specific Provisions. The Option shall be subject to the Country Provisions, if any, for Participant’s country of residence, as set forth in the Country Provisions. If Participant relocates to one of the countries included in the Country Provisions during the life of the Option, the special provisions for such country shall apply to Participant, to the extent the Company determines that the application of such provisions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.
1.24Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, the Option and the Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

1.25Language. By participating in the Plan, Participant acknowledges that Participant is proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow Participant to understand the terms and conditions of the Plan and the Agreement applicable to Participant’s country of residence. If Participant has received the Agreement and the Plan applicable to Participant’s country of residence or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
1.26Foreign Asset/Account, Exchange Control and Tax Reporting and Other Requirements. Depending on Participant’s country, Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the Option grant, the acquisition, holding and/or transfer of Shares or cash resulting from participation in the Plan and/or the opening and maintaining of a brokerage or bank account in connection with the Plan. Participant may be required to report such assets, accounts, account balances and values, and/or related transactions to the applicable authorities in Participant’s country. Participant may also be required to repatriate sale proceeds or other funds received as a result of Participant’s participation in the Plan to Participant’s country through a designated bank or broker and/or within a certain time after receipt. Participant acknowledges that Participant is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting and other requirements. Participant further understands that Participant should consult Participant’s personal tax and legal advisors, as applicable on these matters.
1.27Insider Trading/Market Abuse Laws. Participant acknowledges that Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions including, but not limited to, the United States and Participant’s country of residence, which may affect Participant’s ability to acquire or sell Shares or rights to Shares (e.g., Options) under the Plan during such time as Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant placed before Participant possessed inside information. Further, Participant could be prohibited from (i) disclosing the inside information to any third party and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Participant should keep in mind third parties includes fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. Participant is responsible for ensuring compliance with any applicable restrictions and should consult with Participant’s personal legal advisor on this matter.
1.28No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan or the Agreement or any receipt of the Option or sale of Shares acquired upon settlement of the Option. Participant should consult Participant’s own personal tax, legal and financial advisors regarding Participant’s participation in the Plan and the Agreement before taking any action related to the Option or the Shares.
* * * * *

APPENDIX
TO STOCK OPTION AGREEMENT

Country Provisions for Options for Participants
This Appendix includes additional terms and conditions that govern the Award granted pursuant to the terms and conditions of The Cooper Companies, Inc. 2023 Long-Term Incentive Plan, as amended from time to time (the “Plan”) and the Stock Option Agreement to which this Appendix is attached (the “Agreement”) to the extent Participant resides and/or works in one of the countries listed below. To the extent there are any inconsistencies between these terms and conditions and those set forth in the Agreement, these terms and conditions shall prevail. Any capitalized term used in this Appendix without definition shall have the meaning ascribed to such term in the Plan or the Agreement, as applicable.
If Participant is a citizen or resident of a country (or if Participant is considered as such for local law purposes) other than the one in which Participant is currently residing and/or working, or if Participant transfers to another country after being granted the Option, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will be applicable to Participant.
Participant acknowledges and agrees to the data privacy provisions set forth in Section 10.8 of the Plan.
Notifications
This Appendix also includes information relating to securities laws and certain other issues of which Participant should be aware with respect to Participant’s participation in the Plan. The information is based on the securities and other laws in effect in the respective countries as of [_____]. Such laws are often complex and change frequently. As a result, Participant should not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time Option vests and becomes exercisable and are settled or Shares acquired under the Plan are sold.
In addition, the information is general in nature and may not apply to the particular situation of Participant, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to Participant’s situation. Finally, if Participant is a citizen or resident of a country other than the one in which Participant is currently working (or if Participant is considered as such for local law purposes), or if Participant transfers to another country after being granted the Option, the information contained herein may not be applicable to Participant.
[Insert Individual Country Provisions]

Appendix-1